Exhibit 10.5

SECOND AMENDMENT TO LICENSE AGREEMENT

This SECOND AMENDMENT TO LICENSE AGREEMENT (this “AMENDMENT”), dated as of April 21, 2015 (the “EFFECTIVE DATE”), is entered into by and between Minerva Neurosciences, Inc. (formerly known as Sonkei Pharmaceuticals, Inc.), a Delaware corporation with offices at 1601 Trapelo Road, Suite 284,Waltham, MA 02451 (“LICENSEE”), and Mitsubishi Tanabe Pharma Corporation, a Japanese corporation with offices at 3-2-10 Dosho-machi, Chuo-ku, Osaka 541-8505, Japan (“MTPC”).

WHEREAS, LICENSEE and MTPC have entered into the LICENSE AGREEMENT with an effective date of September 1, 2008, pursuant to which MTPC licenses Wf-516 to LICENSEE (as amended by the AMENDMENT TO LICENSE AGREEMENT dated January 20, 2014, the “LICENSE AGREEMENT”);

WHEREAS, LICENSEE desires to amend the study protocol to add two doses of WF-516 in the phase II(a) major depressive disorder (MDD) study, which would delay the initiation of the study; and

WHEREAS, LICENSEE and MTPC desire to amend the Development Diligence terms under Section 4.1.4 of the LICENSE AGREEMENT in order to provide LICENSEE with additional time to submit the amended protocol and conduct the study with additional doses.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Parties agree as follows:

1.	All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the LICENSE AGREEMENT.

2.

LICENSEE shall provide MTPC with the notice whether LICENSEE is or is not able to enroll in the phase II(a) MDD study by the end of April, 2015, via electronic mail to the following address no later than 5:00pm on April 28 (Japan time), 2015.

To: Mitsubishi Tanabe Pharma Corporation

Attention: Yoshihiro Kobayashi, General Manager, Global Product Strategy Department

Email: kobayashi.yoshihiro@mk.mt-pharma.co.jp

3.	In the event that LICENSEE notifies MTPC that LICENSEE is not able to enroll pursuant to Section 2 in this AMENDMENT, then:

a.

The reference to “the end of April, 2015” in the first paragraph of Section 4.1.4 of the LICENSE AGREEMENT shall be deleted and replaced with “the end of June, 2015.”, and in consideration for the extension of the milestone date set forth herein, LICENSEE shall pay MTPC US$80,000 within thirty (30) days from the date of the notice from LICENSEE pursuant to Section 2 in this AMENDMENT, and

b.

The last paragraph of Section 4.1.4 of the LICENSE AGREEMENT beginning with the sentence “Notwithstanding the foregoing, LICENSEE may extend the time to achieve the milestone…” shall be deleted in its entirety and replaced with the following:

“Notwithstanding the foregoing, LICENSEE may, at its sole discretion, extend the time to achieve the milestone in this Section 4.1.4 until the end of April, 2016, by making an additional payment to MTPC of US$500,000 (the “Extension Payment”) before the end of June, 2015. Furthermore, if LICENSEE is unable to achieve the milestone set forth hereof by or on April 30, 2016, due to circumstances beyond LICENSEE’s reasonable control, LICENSEE shall have the right to extend the milestone date again on an annual basis by making an additional Extension Payment (US$500,000) for each extension before April 30 in each applicable year. LICENSEE represents that, as of the EFFECTIVE DATE, it is not aware of any circumstances that would give rise to the need for an extension past April 30, 2016. For the avoidance of doubt, the Extension Payments under this Section 4.1.4 shall be in addition to the milestone payments that are otherwise payable to MTPC as set forth in Section 5 of this Agreement.”

4.

For the avoidance of doubt, in the event that LICENSEE notifies MTPC that LICENSEE is able to enroll pursuant to Section 2 in this AMENDMENT, Section 3 of this AMENDMENT shall have no effect and the terms of the LICENSE AGREEMENT, including Section 4.1.4, shall remain unchanged and in full force and effect.

5.	Except as may be specifically amended herein, the terms and conditions of the LICENSE AGREEMENT shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this AMENDMENT to be duly executed as of the EFFECTIVE DATE.

MINERVA NEUROSCIENCES, INC.	MITSUBISHI TANABE PHARMA CORPORATION
By: /s/ Mark S. Levine	By: /s/ Yoshihiro Kobayashi
Name: Mark S. Levine Title: General Counsel	Name: Yoshihiro Kobayashi Title: General Manager, Global Product Strategy Department